Exhibit 99.1

              Camden National Corporation Reports 17.2%
              Increase in 4th Quarter Earnings Per Share

    CAMDEN, Maine--(BUSINESS WIRE)--Jan. 27, 2004--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (the "Company") (AMEX: CAC), announced today that the Company reported a 17.2% increase in earnings per diluted share for the fourth quarter of 2003 reflecting solid increases in loan activity as well as asset quality improvements at the Company's UnitedKingfield Bank subsidiary. Net income for the fourth quarter of 2003 was $5.4 million, or $0.68 per diluted share, up from $4.7 million, or $0.58 per diluted share, a year earlier. The Company also reported that it sold its credit card portfolio during the quarter, which contributed $0.05 per diluted share.
    For the year ended December 31, 2003, net income rose 11.0% to $18.9 million from $17.1 million for the previous year. Earnings per diluted share for 2003 increased 12.8% to $2.38 from $2.11 in 2002.
    Daigle stated, "I am pleased to report that we were able to post another year of solid operating performance in the face of a narrowing net interest margin and uncertain economic times. In large part, these results were impacted by strong loan and deposit growth, improved asset quality conditions, which were bolstered by increased risk management oversight, and expense vigilance exercised by every single stakeholder within our Company."
    Loans at December 31, 2003 were $966.9 million, an increase of $158.0 million, or 19.5%, from December 31, 2002 levels. All categories reported significant growth led by a 129.6% increase in municipal loans, a 32.8% increase in consumer loans, an 18.1% increase in residential mortgages, and a 16.0% increase in commercial loans. Deposits at December 31, 2003 were $901.0 million compared to $850.1 million at December 31, 2002, an increase of 6.0%.
    "The growth in our loans and deposits is directly attributable to the introduction of several new and innovative products this past year," Daigle said. "We debuted the One Business Solution deposit suite of products, the Independent Money Market account for consumers, and an attractively-priced home equity line of credit, all of which were well-received by our customers and helped the Company achieve its overall growth objectives."
    Asset quality significantly improved during 2003, as non-performing assets decreased 20.7%, or $1.8 million, to $7.0 million at December 31, 2003. For the same reporting period, non-performing assets, as a percent of total loans, improved to 0.72% from 1.09% at December 31, 2002. Net charge-offs were 0.11% of average loans during 2003, compared to 0.18% during 2002.
    Daigle remarked, "The challenges of this low interest rate environment coupled with a noticeably less vibrant economy in many parts of our franchise during 2003 brought out the best in our workforce with respect to product innovation, sales penetration and service excellence. It provides a solid foundation and positive momentum for our Company in 2004."
    The Company also reported that it repurchased 314,958 shares of its common stock during 2003 at an average price of $27.50. The closing stock price of Camden National Corporation was $30.36 at December 31, 2003, an increase of 25.5% above the December 31, 2002 closing price. The Company paid dividends totaling $0.72 per share during 2003, an increase of 5.9% over the amount paid in 2002, and recently announced that it increased its quarterly dividend to $0.20 per share.

    Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of three financial services companies:
Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Mid-coast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 16 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.



                      Camden National Corporation
                 (In thousands, except per share data)

                                   December 31,    December 31,
                                      2003            2002
Balance Sheet Data
Assets                            $ 1,370,363     $ 1,218,419
Loans                                 966,855         808,882
Allowance for Loan
 Losses                                14,135          15,242
Investments                           303,749         314,775
Deposits                              900,996         850,134
Borrowings                            338,408         238,861
Shareholders' Equity                  119,706         118,828

Allowance for loan and
 lease losses to total loans             1.46%           1.88%
Non-performing loans to total loans      0.70%           1.03%
Return on average equity                15.85%          15.38%


                          Three Months Ended        Year To Date
                        12/31/2003  12/31/2002  12/31/2003 12/31/2002
Income Statement Data
Interest Income           $ 17,659    $ 18,582    $ 72,146   $ 74,572
Interest Expense             5,694       6,772      24,487     27,715
Net Interest Income         11,965      11,810      47,659     46,857

Provision for Loan Losses   (1,200)        560        (150)     3,080
Net Interest Income
 after Provision for
 Loan Losses                13,165      11,250      47,809     43,777
Non-interest Income          3,280       4,005      10,829     14,459
Non-interest Expense         8,386       8,412      30,424     32,311
Income before Income
 Taxes and Cumulative
 Effect of Accounting
 Change                      8,059       6,843      28,214     25,925
Income Taxes                 2,699       2,183       9,286      8,425
Income before
 Cumulative Effect of
 Accounting Change           5,360       4,660      18,928     17,500
Cumulative Effect of
 Change in Accounting
 for Goodwill, net of
 Tax Benefit of $241             -           -           -       (449)
Net Income                $  5,360    $  4,660    $ 18,928   $ 17,051


Efficiency ratio             55.01%      53.19%      52.02%     52.70%

Net income per share
 before Cumulative
 Effect of Accounting
 Change                   $   0.69    $   0.58    $   2.39   $   2.18
Cumulative Effect of
 Change in Accounting
 for Goodwill, net               -           -           -      (0.06)
Net income per share      $   0.69    $   0.58    $   2.39   $   2.12

Net income per diluted
 share before
 Cumulative Effect of
 Accounting Change        $   0.68    $   0.58    $   2.38   $   2.17
Cumulative Effect of
 Change in Accounting
 for Goodwill, net               -           -           -      (0.06)
Net income per diluted
 share                    $   0.68    $   0.58    $   2.38   $   2.11

Weighted average shares
 outstanding             7,765,473   8,027,374   7,915,743  8,049,629



    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             sbrightbill@camdennational.com